UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 1, 2008

General Electric Company

(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut	06828-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

The information contained in Item 3.03 of this report is incorporated by reference into this Item 3.02.

Item 3.03	Material Modification to Rights of Security Holders

On October 1, 2008, General Electric Company (“GE”) agreed to issue and sell, and Berkshire Hathaway Inc. agreed to purchase, (1) shares of GE’s 10% cumulative perpetual preferred stock, par value $1.00 per share, having an aggregate liquidation value of $3.0 billion (the “Preferred Stock”), and (2) a warrant (the “Warrant”) to purchase 134,831,460 shares of GE’s common stock, par value $0.06 per share (the “Common Stock”), for an aggregate purchase price of approximately $3.0 billion in cash. The Preferred Stock will be redeemable at GE’s option after three years, in whole or in part, at a price of 110% of liquidation value plus accrued and unpaid dividends. The Warrant will be exercisable at the holder’s option at any time and from time to time, in whole or in part, for five years at an exercise price of $22.25 per share of Common Stock. The transaction is expected to close on or about October 16, 2008.

The Preferred Stock and Warrant have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered and sold in a private placement pursuant to Section 4(2) thereof.

Item 8.01	Other Events

On October 2, 2008, GE entered into an Underwriting Agreement with Goldman, Sachs & Co., as representative of the underwriters named therein, for the issuance and sale by GE of 547,825,000 shares of Common Stock at an initial public offering price of $22.25 per share (the “Underwriting Agreement”). The offering was completed on October 7, 2008. To the extent that the underwriters sold more than 547,825,000 shares of Common Stock, the underwriters have the option (for 30 days from the date of the Underwriting Agreement) to purchase from GE up to an additional 82,173,750 shares. The offering of the Common Stock was registered under the Securities Act pursuant to a shelf registration statement on Form S-3 (Registration Statement No. 333-130117). A copy of the Underwriting Agreement is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibit is being filed as part of this report:

1	Underwriting Agreement, dated October 2, 2008, between General Electric Company and Goldman, Sachs & Co., as representative of the underwriters named therein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: October 7, 2008	/s/ Jamie S. Miller
Jamie S. Miller
Vice President and Controller

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